EV Energy Partners Announces First Agreement to Sell Utica Shale Acres and Reports Second Quarter 2013 Results

Company also announces opening of Utica East Ohio midstream facilities and amendment of credit facility

HOUSTON, TX – August 9, 2013 -- (PR Newswire) -- EV Energy Partners, L.P., (Nasdaq: EVEP) today announced that it, along with certain institutional partnerships managed by EnerVest, Ltd., has signed an agreement to divest certain acreage in Ohio’s Utica Shale for $284.3 million to an undisclosed buyer. The total acreage associated with this sale includes 22,535 acres in Guernsey, Harrison and Noble counties. Of that total, EVEP is selling 4,345 acres for approximately $56 million, net to its ownership interest. EVEP will retain its overriding royalty interests in these acres. The transaction is expected to close by the end of the third quarter and is subject to customary closing conditions and purchase price adjustments.

A map depicting the acreage location is available on the Investor Relations page under Presentations on the EVEP website at http://www.evenergypartners.com. As previously disclosed, Jefferies LLC is advising EVEP as it continues to market its Utica acreage.

“This is a good first step in our revised Utica acreage sale process,” said John B. Walker, EVEP Chairman.  “The value of this sale averages $12,900 per acre. We look forward to announcing additional deals as they occur.”

In addition to the acreage sale, EVEP is pleased to announce the opening of the Utica East Ohio (UEO) midstream facilities, which started processing gas in July. The facility is processing more than 85 mmcf/d of wet gas, has a capacity of 200 mmcf/d, and throughput is expected to increase steadily over the next few weeks as additional wells are turned in line. With UEO and other processing facilities now available, more Utica wells are being turned in line, which is increasing the flow of gas through the Cardinal Gas gathering system. Increased volumes and cash flow are anticipated for the rest of this year and into 2014.

Recently, EVEP entered into an amendment to its credit facility to change the senior secured debt to EBITDAX ratio to be no greater than 3.5 to 1 through March 30, 2015 and to include certain updates related to the Dodd-Frank Act eligibility requirements for guarantors of hedging transactions.

Second Quarter 2013 Results

EVEP also announced results for the second quarter 2013 and filed its Form 10-Q with the Securities and Exchange Commission.

Adjusted EBITDAX for the quarter was $52.6 million, a 9 percent increase over the first quarter of 2013 and a 20 percent decrease from the second quarter of 2012. Distributable Cash Flow for the quarter was $26.1 million, a 20 percent increase over the first quarter of 2013 and a 24 percent decrease from the second quarter of 2012. The changes in Adjusted EBITDAX and Distributable Cash Flow, which are described in the attached table under "Non-GAAP Measures," are primarily attributable to the decreases in realized gains in commodity derivatives and in sales price per unit of natural gas liquids, partially offset by an increase in natural gas production.

Production for the second quarter of 2013 was 11.1 Bcf of natural gas, 245 MBbls of crude oil and 526 MBbls of natural gas liquids, or 172.3 Mmcfe/day. This represents a 4 percent increase over the first quarter 2013 production of 165.2 Mmcfe/day and a 6 percent increase over second quarter 2012 production of 162.9 Mmcfe/day.

For the second quarter of 2013, EVEP reported a net income of $32.9 million, or $0.74 per basic and diluted weighted average limited partner unit outstanding. Included in net income were:

•	$30.3 million of unrealized gains on commodity and interest rate derivatives,
•	$0.5 million of non-cash realized losses related to terminated interest rate swaps,
•	$0.9 million of dry hole and exploration costs,
•	$2.8 million of non-cash leasehold impairment charges,
•	$0.2 million of non-cash deferred income taxes, and
•	$4.3 million of non-cash costs contained in general and administrative expenses.

For the first quarter of 2013, EVEP reported a net loss of $46.6 million, or $(1.08) per basic and diluted weighted average limited partner unit outstanding. For the second quarter of 2012, EVEP reported net income of $15.0 million, or $0.35 and $0.34 per basic and diluted weighted average limited partner unit outstanding, respectively.

Mark Houser, President and CEO, said, "Our base business is running strong, and UEO is coming online as scheduled. We are pleased with our first Utica acreage sale and are gaining traction on other potential sales as we continue our marketing process.”

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our second quarter 2013 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on July 31, 2013, EV Energy Partners, L.P. will host an investor conference call Friday, August 9, 2013 at 9 a.m. EDT. Investors interested in participating in the call may dial (877) 941-9205 (quote conference ID 4634241) at least five minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://www.evenergypartners.com.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about the sale of our Utica Shale assets, our midstream investments, future plans and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties (including the Utica Shale), changes in the metrics and procedures used to value midstream assets, exploration and development activities in the Utica Shale and elsewhere, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Production data:
Oil (MBbls)	245	282	508	567
Natural gas liquids (MBbls)	526	403	1,029	826
Natural gas (MMcf)	11,057	10,722	21,324	20,985
Net production (MMcfe)	15,683	14,828	30,547	29,341
Average sales price per unit: (1)
Oil (Bbl)	$92.56	$90.74	$93.03	$95.43
Natural gas liquids (Bbl)	28.83	34.48	29.59	40.59
Natural gas (Mcf)	3.84	2.18	3.53	2.48
Mcfe	5.12	4.23	5.01	4.76
Average unit cost per Mcfe:
Production costs:
Lease operating expenses (2)	$1.67	$1.68	$1.71	$1.82
Production taxes	0.19	0.17	0.19	0.20
Total	1.86	1.85	1.90	2.02
Asset retirement obligations accretion expense	0.08	0.08	0.08	0.08
Depreciation, depletion and amortization	1.76	1.91	1.92	1.81
General and administrative expenses	0.58	0.68	0.71	0.76

(1) Prior to $5.8 million and $36.3 million of net hedge gains and settlements on commodity derivatives for the three months ended June 30, 2013 and June 30, 2012, respectively and $18.1 and $62.3 for the six months ended June 30, 2013 and June 30, 2012.

(2) Lease operating expenses for the three and six months ended June 30, 2012 contains $0.5 million ($0.04 per Mcfe) and $1.7 million ($0.06 per Mcfe), respectively of non-cash charges related to oil in tanks purchased in connection with 2011 acquisitions.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)
	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$8,277	$7,486
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	37,927	34,909
Related party	5,002	1,422
Other	1,740	11,263
Derivative asset	31,251	40,771
Other current assets	4,051	1,750
Total current assets	88,248	97,601

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; June 30,
2013, $447,641; December 31, 2012, $389,206	1,862,710	1,875,890
Other property, net of accumulated depreciation
and amortization; June 30, 2013, $675;
December 31, 2012, $598	1,295	1,325
Long–term derivative asset	46,204	45,839
Investments in unconsolidated affiliates	153,187	34,545
Other assets	9,048	10,214
Total assets	$2,160,692	$2,065,414

LIABILITIES AND OWNERS’ EQUITY

Current liabilities - Accounts payable and accrued liabilities	$44,814	$40,171

Asset retirement obligations	105,266	102,707
Long–term debt	1,019,256	859,218
Other long–term liabilities	1,680	3,494

Commitments and contingencies

Owners’ equity:
Common unitholders - 42,599,080 units and
42,320,707 units issued and outstanding as of
June 30, 2013 and December 31, 2012,
respectively	1,003,131	1,072,175
General partner interest	(13,455)	(12,351)
Total owners' equity	989,676	1,059,824
Total liabilities and owners' equity	$2,160,692	$2,065,414

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Oil, natural gas and natural gas liquids revenues	$80,332	$62,793	$153,001	$139,594
Transportation and marketing–related revenues	1,270	759	2,303	1,689
Total revenues	81,602	63,552	155,304	141,283

Operating costs and expenses:
Lease operating expenses	26,217	24,850	52,311	53,450
Cost of purchased natural gas	951	501	1,694	1,146
Dry hole and exploration costs	902	1,682	1,319	3,855
Production taxes	2,924	2,525	5,840	5,807
Asset retirement obligations accretion expense	1,205	1,220	2,559	2,428
Depreciation, depletion and amortization	27,670	28,395	58,503	52,986
General and administrative expenses	9,121	10,149	21,743	22,266
Impairment of oil and natural gas properties	2,829	16,264	7,998	16,899
Total operating costs and expenses	71,819	85,586	151,967	158,837

Operating income (loss)	9,783	(22,034)	3,337	(17,554)

Other income (expense), net:
Realized gains on derivatives, net	4,461	34,603	15,220	58,793
Unrealized gains (losses) on derivatives, net	30,286	15,537	(7,987)	27,198
Interest expense	(11,604)	(12,595)	(24,433)	(23,679)
Other income (expense), net	55	(30)	242	(26)
Total other income (expense), net	23,198	37,515	(16,958)	62,286

Income (loss) before income taxes and equity in income (losses) of unconsolidated affiliates	32,981	15,481	(13,621)	44,732
Income taxes	(216)	(439)	(393)	(1,097)
Income (loss) before equity in income (losses) of unconsolidated affiliates	32,765	15,042	(14,014)	43,635
Equity in income (losses) of unconsolidated affiliates	89	(86)	287	(86)
Net income (loss)	$32,854	$14,956	($13,727)	$43,549

Net income (loss) per limited partner unit:
Basic	$0.74	$0.35	($0.34)	$1.03
Diluted	$0.74	$0.34	($0.34)	$1.02
Weighted average limited partner units outstanding:
Basic	42,599	42,452	42,578	41,446
Diluted	42,659	42,678	42,578	41,739

Distributions declared per unit	$0.769	$0.765	$1.537	$1.529

Condensed Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(13,727)	$43,549
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	2,559	2,428
Depreciation, depletion and amortization	58,503	52,986
Equity–based compensation cost	8,783	8,096
Impairment of oil and natural gas properties	7,998	16,899
Non-cash derivative activity	9,155	(27,198)
Equity in (income) losses of unconsolidated affiliates	(287)	86
Distributions from unconsolidated affiliates	62	-
Other	1,411	3,948
Changes in operating assets and liabilities:
Accounts receivable	(5,044)	4,225
Other current assets	(2,300)	365
Accounts payable and accrued liabilities	3,494	9,758
Other, net	(200)	(2,102)
Net cash flows provided by operating activities	70,407	113,040

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	-	(35,728)
Final settlement of purchase price of oil and natural gas properties	7,998	-
Additions to oil and natural gas properties	(51,808)	(62,566)
Proceeds from sale of oil and natural gas properties	-	5,489
Investments in unconsolidated affiliates	(118,446)	(11,947)
Distributions from unconsolidated affiliates	27	-
Settlements from acquired derivatives	-	3,676
Net cash flows used in investing activities	(162,229)	(101,076)

Cash flows from financing activities:
Long-term debt borrowings	160,000	40,000
Repayment of long-term debt borrowings	-	(460,000)
Proceeds from debt offering	-	206,000
Loan costs incurred	-	(4,078)
Proceeds from public equity offering	-	262,833
Offering costs	-	(304)
Contributions from general partner	334	5,714
Distributions paid	(67,721)	(62,809)
Net cash flows provided by (used in) financing activities	92,613	(12,644)

Increase (decrease) in cash and cash equivalents	791	(680)
Cash and cash equivalents – beginning of period	7,486	30,312
Cash and cash equivalents – end of period	$8,277	$29,632

Non-GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus income taxes, interest expense, net, realized losses on interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, non-cash realized losses on derivatives, unrealized (gains) losses on derivatives, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, and dry hole and exploration costs. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net income (loss)	$32,854	$14,956	$(13,727)	$43,549
Add:
Income taxes	216	439	393	1,097
Interest expense, net	11,603	12,589	24,431	23,666
Realized losses on interest rate swaps	867	1,043	1,732	2,159
Depreciation, depletion and amortization	27,670	28,395	58,503	52,986
Asset retirement obligations accretion expense	1,205	1,220	2,559	2,428
Non-cash realized losses on derivatives	488	720	1,168	1,304
Unrealized (gains) losses on derivatives	(30,286)	(15,537)	7,987	(27,198)
Non-cash equity compensation expense	4,297	3,815	8,783	8,096
Impairment of oil and natural gas properties	2,829	16,264	7,998	16,899
Non-cash inventory write down expense	-	527	-	1,729
Dry hole and exploration costs	902	1,682	1,319	3,855
Adjusted EBITDAX	$52,645	$66,113	$101,145	$130,570

Less:
Cash income taxes	(20)	49	24	126
Cash interest expense, net	11,001	11,993	23,277	22,491
Realized losses on interest rate swaps	867	1,043	1,732	2,159
Estimated maintenance capital expenditures (1)	14,741	18,535	28,321	36,297
Distributable Cash Flow	$26,057	$34,493	$47,792	$69,497

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com